UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 1, 2005

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place
Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 Other Events

On June 1, 2005, the Company entered into an unsecured 5-year revolving credit facility in the amount of $200,000,000.  The credit facility will be used for commercial paper backup and general corporate purposes, excluding financing for any acquisition not approved by the board of directors of the target company.  This agreement replaces the Company’s existing $150,000,000 credit facility that was entered into on October 20, 2003.

Citicorp USA, Inc. is acting as the Administrative Agent for the credit facility, and the lenders receive a fee for the availability of the line of credit.  Interest on funds borrowed under the facility will be charged at one of two variable rate formulas to be selected by the Company at the time of borrowing.

A copy of the agreement is attached hereto as Exhibit 99.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits furnished pursuant to Item 8.01

99	U.S. $200,000,000 Revolving Credit Agreement, dated as of June 1, 2005, between the Company, Citicorp USA, Inc. as Administrative Agent, and the banks identified on the signature pages thereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	June 7, 2005	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	June 7, 2005	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller